Exhibit 10.1

FIFTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into effective as of October 31, 2012 by and between INTERMEC, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated January 14, 2011 (as amended, the “Credit Agreement”). Borrower and Bank desire to amend the Credit Agreement in the manner set forth below. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower and Bank hereby agree as follows:

1. Section 1.1(a). The reference in Section 1.1(a) of the Credit Agreement to “One Hundred Fifty Million Dollars ($150,000,000)” is hereby amended to be “One Hundred Million Dollars ($100,000,000).”

2. Section 1.2(c). The reference in Section 1.2(c) of the Credit Agreement to “One Hundred Fifty Million Dollars ($150,000,000)” is hereby amended to be “One Hundred Million Dollars ($100,000,000).”

3. Section 4.9(a). Section 4.9(a) of the Credit Agreement is amended in its entirety to read as follows:

“(a) Borrower’s Adjusted EBITDA not less than $25,000,000 as of the end of Borrower’s second fiscal quarter of 2012, not less than $35,000,000 as of the end of Borrower’s third fiscal quarter of 2012, not less than $40,000,000 as of the end of Borrower’s fourth fiscal quarter of 2012, and not less than $45,000,000 as of the end of each subsequent fiscal quarter of Borrower. “Borrower’s Adjusted EBITDA” means, as of the end of a fiscal quarter of Borrower, Borrower’s net income before tax for the four fiscal quarters ending with such fiscal quarter plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense for such period, plus any of the following for such period to the extent decreasing net income: (i) any non-cash compensation expense recorded from grants of stock appreciation, stock options, restricted stock or other similar rights to officers, directors and other employees, (ii) any non-cash item or deduction recorded in accordance with any change in GAAP during or effective as of such period, (iii) any other non-cash item (other than any non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any

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future period) and (iv) with respect to the portion of such period ending before April 3, 2012, extraordinary, non-recurring or one time expenses, losses or charges not to exceed $10,000,000 for such portion of such period, plus Historical EBITDA for such portion of such period, plus Target Acquisition Costs for such portion of such period.”

4. Exhibit A. The following defined term in Exhibit A to the Credit Agreement is amended in its entirety to read as follows:

“‘Line of Credit Note’ means the Replacement Line of Credit Note dated as of October 31, 2012 and executed and delivered contemporaneously with the Fifth Amendment to Amended and Restated Credit Agreement.”

5. Ratification. Except as otherwise provided in this Fifth Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

6. One Agreement. The Credit Agreement, as modified by the provisions of this Fifth Amendment, shall be construed as one agreement.

7. Effective Date. This Fifth Amendment shall be effective as of October 31, 2012, upon execution and delivery by the parties of this Fifth Amendment, the Line of Credit Note dated as of the date hereof, and the attached Guarantors’ Acknowledgement, Consent and Reaffirmation.

8. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Fifth Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

[Signature page follows]

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT	PAGE 2

IN WITNESS WHEREOF, this Fifth Amendment to Amended and Restated Credit Agreement has been duly executed.

INTERMEC, INC.

By:	/s/ Frank S. McCallick
Frank S. McCallick, Vice President, Tax and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gloria Nemechek
Gloria Nemechek Senior Vice President

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